                                                      AS FILED December 17, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              INTRAWEST CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


British Columbia, Canada                                     N/A
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                         Suite 800, 200 Burrard Street,
                   Vancouver, British Columbia, Canada V6C 3L6
                                 (604) 669-9777
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                     INTRAWEST CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)


                                PTSGE Corporation
              Preston Gates Ellis LLP, 701 Fifth Avenue, Suite 5000
                             Seattle, WA 98104-7078
--------------------------------------------------------------------------------
               (Name and address of agent for service of process)

                                 (206) 623-7580
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                                 Gary J. Kocher
                            Preston Gates Ellis LLP
                          701 Fifth Avenue, Suite 5000
                         Seattle, Washington 98104-7078

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                             Proposed          Proposed maximum
Title of securities    Amount to be      maximum offering     aggregate offering         Amount of
  to be registered     registered(1)    price per unit (2)        price (2)         registration fee (3)
--------------------------------------------------------------------------------------------------------
   Common Stock,         1,297,400
 without par value       shares               $16.12              $20,914,088            $4,998.47
========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Based on the average of the high and low share price on December 11, 2001 as reported on the New York Stock Exchange consolidated reporting system, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act.

(3) Determined pursuant to Section 6(b) of the Securities Act as follows:
0.0239% of $20,914,088, the proposed maximum aggregate offering price of the securities registered hereby.

                      REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E to Form S-8, this Registration Statement is for the registration of 1,297,400 additional shares of common stock, without par value, of Intrawest Corporation (the "Company"), for issuance under the Intrawest Corporation Stock Option Plan (the "Plan"). The contents of the original Registration Statement on Form S-8 filed in connection with the Plan on October 30, 1998 (No. 333-66393) and a subsequently filed Registration Statement on Form S-8 to register additional shares under the Plan (Registration No. 333-53916) are incorporated herein by reference. This Registration Statement (a) relates to securities of the same class as those to which the prior registration statements relate and (b) incorporates by reference the contents of the prior registration statements.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

EXHIBIT NUMBER      DESCRIPTION                                             PAGE
--------------      -----------                                             ----

     5.1            Opinion of McCarthy Tetrault LLP                           5

     23.1           Consent of KPMG LLP                                        6

     23.2           Consent of McCarthy Tetrault LLP (see Exhibit 5.1)

     24.1           Power of Attorney (see signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada on this 12th day of December, 2001.

                                        INTRAWEST CORPORATION


                                        /s/ Joe S. Houssian
                                        ----------------------------------------
                                        By:  Joe S. Houssian
                                        Its: Chairman of the Board, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel O. Jarvis his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities listed below on December 12, 2001.

Name                                                 Title


/s/ Joe S. Houssian                      Chairman of the Board, President and
---------------------------              Chief Executive Officer
Joe S. Houssian                          (Principal Executive Officer)


/s/ Daniel O. Jarvis                     Executive Vice President and
---------------------------              Chief Financial Officer and Director
Daniel O. Jarvis                         (Principal Financial Officer)


/s/ David C. Blaiklock                   Vice President and Corporate Controller
---------------------------              (Principal Accounting Officer)
David C. Blaiklock


/s/ Thomas M. Allan                      Director
---------------------------
Thomas M. Allan


/s/ David A. King                        Director
---------------------------
David A. King


/s/ Gordon H. MacDougall                 Director
---------------------------
Gordon H. MacDougall

/s/ Paul M. Manheim                      Director
-----------------------------
Paul M. Manheim


/s/ Paul A. Novelly                      Director
---------------------------
Paul A. Novelly


                                         Director
---------------------------
Gary L. Raymond


/s/ Bernard A. Roy                       Director
---------------------------
Bernard A. Roy


/s/ Khaled C. Sifri                      Director
---------------------------
Khaled C. Sifri


                                         Director
---------------------------
Hugh R. Smythe


/s/ Nicholas C. H. Villiers              Director
---------------------------
Nicholas C. H. Villiers